EXHIBIT 99.1

Alignment Healthcare Reports Third Quarter 2026 Results, Updates Full-Year Outlook

  Reports third-quarter revenue of $1.36 billion, representing 36.7% year-over-year growth
  Grows health plan membership 31.2% year-over-year to 301,200 members
  Issues fourth-quarter guidance and lowers full-year 2026 adjusted gross profit and adjusted EBITDA guidance

ORANGE, Calif., Oct. 29, 2026 (GLOBE NEWSWIRE) -- Alignment Healthcare, Inc. (NASDAQ: ALHC), today reported financial results for its third quarter ended Sept. 30, 2026.

“Our third-quarter membership and revenue growth demonstrate continued demand for Alignment’s products and services, while medical trends ran higher than expected,” said John Kao, chairman and CEO. “We are taking a prudent approach to the fourth quarter and lowering our outlook based on current headwinds. Our revised guidance does not assume any benefit from the actions underway. We are confident we can deliver against these expectations. Our focus now is on execution and taking the steps necessary to drive more consistent performance as we scale and deliver profitable growth over the long term.”

Third Quarter 2026 Financial Highlights
All comparisons, unless otherwise noted, are to the three months ended September 30, 2025.

  Health plan membership at the end of the quarter was approximately 301,200, up 31.2% year-over-year
  Total revenue was $1,358.3 million, up 36.7% year-over-year
  Adjusted gross profit* was $142.2 million, up 11.6% year-over-year, and loss from operations was $3.8 million
    Adjusted gross profit excludes depreciation and amortization of $8.1 million and selling, general, and administrative expenses of $136.4 million (which includes $16.0 million of equity-based compensation). Adjusted gross profit also excludes $1.5 million of equity-based compensation recorded within medical expenses
    Medical benefits ratio based on adjusted gross profit was 89.5%, an increase of approximately 240 basis points year-over-year. The medical benefits ratio result reflects previously expected changes in Part D seasonality and timing of clinical investments, along with higher costs from elevated appeals and disputes and increased costs within catastrophic cases and skilled nursing categories
  Adjusted EBITDA* of $21.8 million represented an adjusted EBITDA margin of 1.6% and declined 32.8% year-over-year, while net loss was $8.1 million, compared to net income of $3.7 million the year prior

* Please see “Third Quarter 2026 Non-GAAP Reconciliation Tables” below for more information on the non-GAAP financial measures reported here as supplemental information.

Outlook for Fourth Quarter and Fiscal Year 2026
Full-year health plan membership and revenue guidance was raised to reflect continued sales momentum, while adjusted gross profit and adjusted EBITDA guidance was lowered to reflect higher medical costs experienced during the third quarter.

	Three Months Ending December 31, 2026	Twelve Months Ending December 31, 2026
$ Millions	No Less Than	No Less Than
Health Plan Membership	305,000	305,000
Revenue	$1,316	$5,245
Adjusted Gross Profit(1)	$104	$575
Adjusted EBITDA(1)	$(28)	$100

(1)	Adjusted gross profit and adjusted EBITDA are non-GAAP financial measures presented as supplemental disclosure. We cannot provide estimated ranges for the most directly comparable GAAP measures without unreasonable efforts because of the uncertainty around certain items that may impact such GAAP measures, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted. See “Third Quarter 2026 Non-GAAP Reconciliation Tables” for additional information.

Third Quarter 2026 Non-GAAP Reconciliation Tables

Adjusted Gross Profit(1) is reconciled as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(dollars in thousands)
Income (loss) from operations	$(3,794)	$7,681	$53,809	$25,036
Add back:
Equity-based compensation (medical expenses)	1,511	1,775	4,815	4,521
Depreciation (medical expenses)	7	8	33	74
Depreciation and amortization(2)	8,108	7,977	23,801	22,574
Selling, general, and administrative expenses	136,373	110,015	388,514	317,643
Total add back	145,999	119,775	417,163	344,812
Adjusted gross profit	$142,205	$127,456	$470,972	$369,848

(1)	Adjusted gross profit is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as income (loss) from operations before depreciation and amortization, medical equity-based compensation expense, and selling, general, and administrative expenses.

(2)	Amortization expense for the nine months ended September 30, 2025, includes $0.6 million in impairment expense related to the remeasurement of goodwill associated with one of our subsidiaries. There was no impairment expense for the three months ended September 30, 2025.

Adjusted EBITDA(1) is reconciled as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(dollars in thousands)
Net income (loss)	$(8,052)	$3,729	$39,924	$10,028
Less: Net loss attributable to noncontrolling interest	—	—	—	(254)
Adjustments:
Interest expense	4,280	3,950	12,617	11,850
Depreciation and amortization(2)	8,115	7,985	23,834	22,648
Income tax expense	(22)	2	1,269	3,247
Equity-based compensation(3)	17,487	16,227	49,680	48,967
Litigation costs(4)	—	546	481	1,608
Gain on sale of property and equipment	—	—	(1)	(72)
Adjusted EBITDA	$21,808	$32,439	$127,804	$98,530

(1)	Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, certain litigation costs, gains or losses on sale of property and equipment, and equity-based compensation expense.

(2)	Amortization expense for the nine months ended September 30, 2025 includes $0.6 million in impairment expense related to the remeasurement of goodwill associated with one of our subsidiaries. There was no impairment expense for the three months ended September 30, 2025.

(3)	Represents equity-based compensation related to grants made in the applicable year.

(4)	Represents litigation costs considered outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.

Conference Call Details
The company will host a conference call at 5 p.m. EDT today to discuss these results and management’s outlook for future financial and operational performance. A live audio webcast will be available online at https://ir.alignmenthealth.com/. At the start of the conference call, participants may access the webcast at the following link: https://edge.media-server.com/mmc/p/o7dsxqqm. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web links, and will remain available for approximately 12 months.

About Alignment Health
Alignment Health is championing a new path in senior care that empowers members to age well and live their most vibrant lives. A consumer brand name of Alignment Healthcare (NASDAQ: ALHC), Alignment Health’s mission-focused team makes high-quality, low-cost care a reality for its Medicare Advantage members every day. Based in California, the company partners with nationally recognized and trusted local providers to deliver coordinated care, powered by its customized care model, 24/7 concierge care team and purpose-built technology, AVA®. As it expands its offerings and grows its national footprint, Alignment upholds its core values of leading with a serving heart and putting the senior first. For more information, visit www.alignmenthealth.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the quarter and year ending Dec. 31, 2026. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully execute our business plan and achieve anticipated operational improvements and financial results; our ability to manage changes in medical costs and healthcare utilization, and our ability to accurately estimate, price for and manage such costs and utilization; our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to achieve and maintain a high rating for our plans on the Five Star Quality Rating System; our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor, including potential federal reductions in MA funding; changes in laws and regulations applicable to our business model; risks related to our indebtedness; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; and the impact of shortages of qualified personnel and related increases in our labor costs. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and the other periodic reports we file with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets (in thousands, except par value and share amounts) (Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$727,694	$575,817
Accounts receivable (less allowance for credit losses of $699 at September 30, 2026 and $833 at December 31, 2025)	242,545	253,207
Investments - current	15,260	28,413
Prepaid expenses and other current assets	192,808	94,140
Total current assets	1,178,307	951,577
Property and equipment, net	66,439	64,251
Right of use asset, net	7,206	7,019
Goodwill	32,060	32,060
Intangible assets, net	4,550	4,550
Other assets	8,301	6,329
Total assets	$1,296,863	$1,065,786
Liabilities and Stockholders' Equity
Current Liabilities:
Medical expenses payable	$621,746	$474,569
Accounts payable and accrued expenses	34,562	33,284
Accrued compensation	32,744	49,013
Total current liabilities	689,052	556,866
Long-term debt, net of debt issuance costs	324,497	323,176
Long-term portion of lease liabilities	6,202	6,467
Total liabilities	1,019,751	886,509
Stockholders' Equity:
Preferred stock, $0.001 par value; 100,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 209,152,387 and 204,153,619 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	209	205
Additional paid-in capital	1,245,996	1,188,089
Accumulated deficit	(969,093)	(1,009,017)
Total stockholders' equity	277,112	179,277
Total liabilities and stockholders' equity	$1,296,863	$1,065,786

Condensed Consolidated Statements of Operations (in thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Earned premiums	$1,348,256	$983,681	$3,901,447	$2,907,927
Other	10,034	10,014	27,673	27,988
Total revenues	1,358,290	993,695	3,929,120	2,935,915
Expenses:
Medical expenses	1,217,603	868,022	3,462,996	2,570,662
Selling, general, and administrative expenses	136,373	110,015	388,514	317,643
Depreciation and amortization	8,108	7,977	23,801	22,574
Total expenses	1,362,084	986,014	3,875,311	2,910,879
Income (loss) from operations	(3,794)	7,681	53,809	25,036
Other expenses:
Interest expense	4,280	3,950	12,617	11,850
Other income, net	—	—	(1)	(89)
Total other expense	4,280	3,950	12,616	11,761
Income (loss) before income taxes	(8,074)	3,731	41,193	13,275
Provision (benefit) for income taxes	(22)	2	1,269	3,247
Net income (loss)	$(8,052)	$3,729	$39,924	$10,028
Less: Net loss attributable to noncontrolling interest	—	—	—	(254)
Net income (loss) attributable to Alignment Healthcare, Inc.	$(8,052)	$3,729	$39,924	$10,282

Net income (loss) per share attributable to Alignment Healthcare, Inc.:
Basic	(0.04)	0.02	0.19	0.05
Diluted	(0.04)	0.02	0.19	0.05
Weighted-average common shares outstanding:
Basic	208,556,942	199,026,808	207,132,468	197,007,141
Diluted	208,556,942	208,927,980	214,815,296	208,439,200

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating Activities:
Net income	$39,924	$10,028
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit loss	699	548
Gain on sale of property and equipment	(1)	(72)
Depreciation and amortization	23,834	22,648
Amortization-investment discount	(478)	(1,041)
Amortization-debt issuance costs	1,790	1,321
Equity-based compensation	49,680	48,967
Non-cash lease expense	1,439	1,178
Changes in operating assets and liabilities:
Accounts receivable	9,963	(66,451)
Prepaid expenses and other current assets	(98,668)	(84,326)
Other assets	(9)	(47)
Medical expenses payable	147,177	239,008
Accounts payable and accrued expenses	1,004	11,185
Accrued compensation	(16,269)	8,349
Lease liabilities	(1,690)	(993)
Net cash provided by operating activities	158,395	190,302
Investing Activities:
Purchase of investments	(32,510)	(45,194)
Sale of property and equipment	—	75
Maturities of investments	46,135	57,995
Sale of business	—	1,065
Acquisition of property and equipment	(25,952)	(21,752)
Net cash used in investing activities	(12,327)	(7,811)
Financing Activities:
Debt issuance costs	(2,397)	(26)
Proceeds from stock option exercises	8,231	2,771
Net cash provided by financing activities	5,834	2,745
Net increase in cash	151,902	185,236
Cash, cash equivalents and restricted cash at beginning of period	577,937	434,942
Cash, cash equivalents and restricted cash at end of period	$729,839	$620,178
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,013	$6,740
Supplemental non-cash investing and financing activities:
Acquisition of property in accounts payable	$9	$79

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the total above:

	September 30, 2026	September 30, 2025
Cash and cash equivalents	$727,694	$618,067
Restricted cash in other assets	2,145	2,111
Total	$729,839	$620,178

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following non-GAAP measures: Medical Benefits Ratio, Adjusted EBITDA and Adjusted Gross Profit as these are performance measures that our management uses to assess our operating performance. Because these measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, certain litigation costs, gains or losses on sale of property and equipment, and equity-based compensation expense.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Medical Benefits Ratio (MBR)

We calculate our MBR by dividing total medical expenses, excluding depreciation, and medical equity-based compensation, by total revenues in a given period.

Adjusted Gross Profit

Adjusted gross profit is a non-GAAP financial measure that we define as income (loss) from operations before depreciation and amortization, medical equity-based compensation expense, and selling, general, and administrative expenses.

Adjusted gross profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted gross profit in lieu of income (loss) from operations, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term adjusted gross profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Investor Contact
Harrison Zhuo
hzhuo@ahcusa.com

Media Contact
Jerry Slowey
publicrelations@ahcusa.com